Exhibit 24.1
Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS that the undersigned directors of Pentair plc, an entity organized under the laws of Ireland, hereby constitute and appoint John L. Stauch, Robert P. Fishman and Karla C. Robertson, and each of them individually, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign his/her name as a director of Pentair plc to this Registration Statement on Form S-3 and any amendments (including post-effective amendments) or supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.
The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or each of them, have done or shall lawfully do by virtue of this Power of Attorney.
WITNESS my hand this 2nd day of June, 2025.

Signature	Title

/s/ Mona Abutaleb Stephenson	Director
Mona Abutaleb Stephenson

/s/ Melissa Barra	Director
Melissa Barra

/s/ Tracey C. Doi	Director
Tracey C. Doi

/s/ T. Michael Glenn	Director
T. Michael Glenn

/s/ Theodore L. Harris	Director
Theodore L. Harris

/s/ David A. Jones	Director
David A. Jones

/s/ Gregory E. Knight	Director
Gregory E. Knight

/s/ Michael T. Speetzen	Director
Michael T. Speetzen

/s/ Billie I. Williamson	Director
Billie I. Williamson